THE MANITOWOC COMPANY, INC.



             RESOLUTIONS OF THE BOARD OF DIRECTORS

   AMENDING THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       February 15, 2000





     WHEREAS, the Company's board of directors adopted The

Manitowoc Company, Inc. 1999 Non-Employee Director Stock Option

Plan (the "Plan") on February 16, 2000.



     WHEREAS, the Plan was subsequently approved by the

Company's shareholders at the Company's 1999 Annual Meeting.



     WHEREAS,  the Company effected a 3-for-2 stock split (the

"Stock Split") on March 31, 1999.



     WHEREAS, it is deemed advisable and in the best interests

of the Company and its shareholders to amend the Plan in order to reflect the Stock Split.



     WHEREAS, pursuant to the terms of the Plan, the Company's

board of directors may at any time amend, alter, suspend,

discontinue or terminate the Plan.






     NOW, THEREFORE, BE IT RESOLVED, that The Manitowoc

Company, Inc. 1999 Non-Employee Director Stock Option Plan is

hereby amended as follows:



1.   Paragraph 5(b) of the Plan is hereby deleted in its

     entirety and replaced with the following:



By and simultaneously with the adoption of the Plan by the

Board, subject to approval of the Plan by the shareholders of the Company, each Non-employee Director at such time shall be granted an Option to purchase three thousand (3,000) Shares

under the Plan (the "First Option").  Thereafter, on the date on which a Non-employee Director, other than a Non-employee

Director who was serving as a director of the Company during the existence of the Plan, such Non-employee Director shall

automatically be granted an Option to purchase three thousand

(3,000) Shares under the Plan.



2.   Paragraph 5(c) of the Agreement is hereby deleted in its

     entirety and replaced with the following:



Following the date of grant of the First Option, on the date of the first Board meeting occurring in each calendar year, each continuing Non-employee Director of the Board shall be granted an additional Option to purchase one thousand five hundred

(1,500) Shares under the Plan (the "Annual Option").  Annual

Options are not made concurrently with First Options and a Non-

employee Director must be continuing in office in order to be eligible to receive an Annual Option.



     FURTHER RESOLVED, that if the SEC, the New York Stock

Exchange, or any state or federal governmental or regulatory body shall require a resolution in a form different from the foregoing resolutions, such resolution shall be deemed approved and adopted by the Board of Directors to the extent it is not inconsistent with the foregoing resolutions, provided a copy of such resolution is inserted in the minute book of the Company by the Secretary.



     FURTHER RESOLVED, that the appropriate officers of the

Company are hereby broadly authorized and directed to take any and all such actions and execute any and all such additional documents and instruments as may be necessary or desirable to implement the purposes of the foregoing resolutions.